Exhibit 99.2

N e w s R e l e a s e Chesapeake Energy Corporation P. O. Box 18496 Oklahoma City, OK 73154

FOR IMMEDIATE RELEASE
AUGUST 13, 2008

CONTACTS:
JEFFREY L. MOBLEY, CFA SENIOR VICE PRESIDENT – INVESTOR RELATIONS AND RESEARCH (405) 767-4763 jeff.mobley@chk.com	MARC ROWLAND EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER (405) 879-9232 marc.rowland@chk.com

CHESAPEAKE ANNOUNCES COMMENCEMENT OF CONSENT SOLICITATION FROM HOLDERS OF CERTAIN OF ITS SENIOR NOTES

OKLAHOMA CITY, OKLAHOMA, AUGUST 13, 2008 – Chesapeake Energy Corporation (NYSE: CHK) today announced that it is soliciting consents (the "Consent Solicitation") from the holders of its outstanding senior notes listed below (the "Notes").

CUSIP	Series	Principal Amount Outstanding
165167BC0	7.50% Senior Notes due 2013	$363,823,000
165167BG1	7.50% Senior Notes due 2014	$300,000,000
165167BJ5	7.00% Senior Notes due 2014	$300,000,000
165167BL0	6.375% Senior Notes due 2015	$600,000,000
165167BE6	6.875% Senior Notes due 2016	$670,437,000

The purpose of the Consent Solicitation is to amend the indentures under which each series of Notes was issued to conform the definition of "Unrestricted Subsidiary Indebtedness" to the corresponding definition of such term in the indentures related to Chesapeake’s $600 million principal amount of 6.625% Senior Notes due 2016 and $600 million principal amount of 6.25% Senior Notes due 2018.

Following the Consent Solicitation, Chesapeake intends to transfer certain of its midstream assets to a newly formed group of subsidiaries and designate such subsidiaries as unrestricted subsidiaries under each of the indentures.  Additionally, such subsidiaries would become obligors under a new revolving credit facility that is anticipated to provide for borrowings of up to $750 million, which would be used by such subsidiaries for capital expenditures and general corporate purposes.

Holders of the Notes are referred to Chesapeake’s Consent Solicitation Statement dated August 13, 2008 and the related Letter of Consent, which are being sent to holders, for the detailed terms and conditions of the Consent Solicitation.

Chesapeake will pay a consent fee of $3.75 in cash for each $1,000 principal amount of Notes for which consents are received, subject to the terms of the Consent Solicitation.  The record date for determining the holders who are entitled to consent is 5:00 p.m., New York City time, on August 13, 2008.

The Consent Solicitation will expire at 5:00 p.m., New York City time, on August 22, 2008, unless extended with respect to one or more series of Notes.  Subject to the satisfaction of the conditions to the solicitation, the proposed amendment will become effective as to an indenture promptly following receipt of the requisite consents and payment of the consent fees with respect to such amendment.

Chesapeake has retained D. F. King & Company, Inc. to serve as its information agent for the Consent Solicitation.  Requests for documents should be directed to D. F. King & Company, Inc. at (800) 549-6697 or (212) 269-5550.  Chesapeake has also retained Banc of America Securities LLC as solicitation agent for the Consent Solicitation.  Questions concerning the terms of the Consent Solicitation should be directed to Banc of America Securities LLC, Debt Advisory Services, at (888) 292-0070 (US toll-free) or (704) 388-4813 (collect).

Chesapeake Energy Corporation is the largest producer of natural gas in the U.S.  Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and corporate and property acquisitions in the Fort Worth Barnett Shale, Fayetteville Shale, Haynesville Shale, Mid-Continent, Appalachian Basin, Permian Basin, Delaware Basin, South Texas, Texas Gulf Coast and Ark-La-Tex regions of the United States. Further information is available at www.chk.com.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our current expectations or forecasts of future events.  We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this press release, and we undertake no obligation to update this information.